UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                         Date of Report: August 22, 2003



                         The South Financial Group, Inc.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


    South Carolina                0-15083                   57-0824914
 -------------------             ----------             ------------------
(State or other juris-          (Commission               (IRS Employer
diction of incorporation)       File Number)              Identification
                                                             Number)


        102 South Main Street, Greenville, South Carolina     29601
        -------------------------------------------------     -----
            (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (864) 255-7900

ITEM 5.  Other Events

         On August 7, 2003, The South Financial Group, Inc. ("TSFG") received approval from the Federal Reserve Bank in Richmond, VA to consummate its acquisition of MountainBank Financial Corporation ("MBFC"). Under the existing Agreement and Plan of Merger between MBFC and TSFG, the TSFG common stock issued in the merger is valued based on the closing prices for the ten trading days immediately following Federal Reserve approval (August 7, 2003). This ten trading day average is $24.66. Accordingly, the relevant exchange ratios are
1.318 shares of TSFG common stock for each share of MBFC common stock, and 1.581 shares of TSFG common stock for each share of MBFC Series A Preferred Stock.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE SOUTH FINANCIAL GROUP, INC.

August 22, 2003                     By:     /s/ William S. Hummers III
                                            ---------------------------------
                                            William S. Hummers III
                                            Executive Vice President